SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2008
Community Bankers Acquisition Corp.
(Exact name of issuer as specified in its charter)

Delaware	001-32590	20-2652949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer ID Number)
incorporation or organization)
9912 Georgetown Pike, Ste D203
Great Falls, VA 22066
(Address of principal executive offices and zip code)
(703) 759-0751
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Community Bankers Acquisition Corp. (the “Company”) is a participant in the Securities and Exchange Commission’s (“SEC”) test group in the eXtensible Business Reporting Language (“XBRL”) filing program. Attached as Exhibit 100 to this Current Report on Form 8-K are documents that contain information from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission on August 14, 2007, formatted in XBRL. Users of this data are advised, pursuant to Rule 401 of Regulation S-T, that the financial and other information contained in the XBRL documents is unaudited, and that these are not the official publicly filed financial statements of the Company. The purpose of submitting these XBRL formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official filed version of the furnished documents and not rely on the information in this Current Report on Form 8-K, including Exhibit 100, in making investment decisions.
In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

EX-100.INS	XBRL Instance Document

EX-100.SCH	XBRL Taxonomy Extension Schema Document

EX-100.SCH.1	XBRL Taxonomy Extension Schema Document

EX-100.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

EX-100.LAB	XBRL Taxonomy Extension Label Linkbase Document

EX-100.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 20th day of February, 2008.

COMMUNITY BANKERS ACQUISITION CORP.
By:	/s/ Gary A. Simanson
Gary A. Simanson
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

EX-100.INS	XBRL Instance Document

EX-100.SCH	XBRL Taxonomy Extension Schema Document

EX-100.SCH.1	XBRL Taxonomy Extension Schema Document

EX-100.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

EX-100.LAB	XBRL Taxonomy Extension Label Linkbase Document

EX-100.PRE	XBRL Taxonomy Extension Presentation Linkbase Document